UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant  [x]  Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12


                                 GTJ REIT, INC.
                                 --------------
                (Name of Registrant as Specified In Its Charter)
            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                              Green Bus Lines, Inc.
                            Triboro Coach Corporation
                         Jamaica Central Railways, Inc.
                                444 Merrick Road
                               Lynbrook, NY 11563


                                                             March 20, 2007


Dear Fellow Shareholder:

On February 14, 2007, we mailed you a proxy statement related to the solicitation of proxies by the management of Green Bus Lines, Inc., Triboro Coach Corporation and Jamaica Central Railways, Inc., for use at the Special Meeting of Shareholders to be held on March 26, 2007. That proxy statement is hereby amended to include the following undertakings as required by New York State law:

          BEGINNING AFTER THE CLOSING OF THE OFFERING, ALL INVESTORS WILL BE PROVIDED ANNUALLY WITH FINANCIAL STATEMENTS OF GTJ REIT, INC., AND OF OPERATING ENTITIES IN A MULTI-TIERED ARRANGEMENT, INCLUDING A BALANCE SHEET AND THE RELATED STATEMENTS OF INCOME AND RETAINED EARNINGS AND CHANGES IN FINANCIAL POSITION, ACCOMPANIED BY A REPORT OF AN INDEPENDENT PUBLIC ACCOUNTANT STATING THAT AN AUDIT OF SUCH FINANCIAL STATEMENTS HAS BEEN MADE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, STATING THE OPINION OF THE ACCOUNTANT WITH RESPECT TO THE FINANCIAL STATEMENTS AND THE ACCOUNTING PRINCIPLES AND PRACTICES REFLECTED THEREIN AND WITH RESPECT TO THE CONSISTENCY OF THE APPLICATION OF THE ACCOUNTING PRINCIPLES, AND IDENTIFYING ANY MATTERS TO WHICH THE ACCOUNTANT TAKES EXCEPTION AND STATING, TO THE EXTENT PRACTICABLE, THE EFFECT OF EACH SUCH EXCEPTION ON SUCH FINANCIAL STATEMENTS.

          THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               Very truly yours,

                               Jerome Cooper
                               Chairman of the Board of Directors and President